As filed with the Securities and Exchange Commission on December 22, 2000


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                 AMENDMENT  3  TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              DYNAMIC VENTURES INC.
              (Exact name of small business issuer in its charter)

          WASHINGTON                     5499                       91-2023525
(State  or other jurisdiction of     (primary standard          (I.R.S. Employer
Incorporation  or  organization)     industrial  code)            Identification
                                                                         Number)

                               1820 FULTON AVENUE
                 WEST VANCOUVER, BRITISH COLUMBIA V7V 1S9 CANADA
                                 (604) 970-0999
          (Address and telephone number of principal executive offices)

            AGENT  FOR  SERVICE:                          WITH  A  COPY  TO:
         ERIC  BOEHNKE,  PRESIDENT                       JAMES  L.  VANDEBERG
          DYNAMIC  VENTURES  INC.                 OGDEN MURPHY WALLACE, P.L.L.C.
     1820  FULTON  AVENUE                          1601 FIFTH AVENUE, SUITE 2100
WEST  VANCOUVER,  BRITISH  COLUMBIA  V7V  1S9         SEATTLE, WASHINGTON 98101
               CANADA
            (604) 970-0999                                 (206) 447-7000

  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                        PROPOSED      PROPOSED
TITLE OF EACH CLASS OF  MAXIMUM       MAXIMUM
SECURITIES TO BE        AMOUNT TO BE  OFFERING PRICE      AGGREGATE        AMOUNT OF
REGISTERED              REGISTERED    PER UNIT         OFFERING PRICE   REGISTRATION FEE
----------------------  ------------  ---------------  ---------------  -----------------
Class A
Common Stock               4,000,000  $           .01  $        40,000  $             (1)
----------------------  ------------  ---------------  ---------------  -----------------

(1) Previously paid

--------------------------------------------------------------------------------
     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     We will amend and complete the information in this prospectus. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION - [enter date, 2000]

                                   PROSPECTUS


                               DECEMBER 22, 2000



                              DYNAMIC VENTURES INC.

                               1820 FULTON AVENUE
                 WEST VANCOUVER, BRITISH COLUMBIA V7V 1S9 CANADA
                                 (604) 970-0999

                        4,000,000 Shares of Common Stock

     This is the initial public offering of common stock of Dynamic Ventures Inc., and no public market currently exists for shares of Dynamic Ventures
Inc.'s common stock. The initial public offering price is $0.01 per share of common stock. The offering is on no minimum basis. There is no guarantee that any minimum number of shares will be sold. All funds received will be available upon receipt for use by Dynamic Ventures. There is no date certain for closing the offering, no minimum purchase requirement, and no arrangement to place funds in an escrow, trust, or similar account.

                                     Per Share    Total
Offering Price                       $     .01    $ 40,000
Less Estimated Offering Expenses    ($   .0035)  ($ 13,975)
Net Proceeds to Dynamic Ventures     $   .0065    $ 26,025

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
     Prospectus  Summary . . . . . . . . . . . . . . . . . . . . . . . . .     5

     Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

     Use  of  Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .    14

     Determination  of  Offering  Price  . . . . . . . . . . . . . . . . .    14

     Plan  of  Distribution  . . . . . . . . . . . . . . . . . . . . . . .    14

     Legal  Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .    15

     Directors, Executive Officers, Promoters and Control Persons  . . . .    15

     Security Ownership of Certain Beneficial Owners and Management  . . .    15

     Description  of  Securities . . . . . . . . . . . . . . . . . . . . .    16

     Interest  of  Named  Experts  and  Counsel  . . . . . . . . . . . . .    16

     Disclosure of Commission Position on Indemnification for Securities Act  17

     Description  of  Business . . . . . . . . . . . . . . . . . . . . . .    17

     Management's Discussion and Analysis or Plan of Operation . . . . . .    26

     Description  of  Property . . . . . . . . . . . . . . . . . . . . . .    28

     Certain Relationships and Related Transactions  . . . . . . . . . . .    28

     Market for Common Equity and Related Stockholder Matters  . . . . . .    28

     Executive  Compensation . . . . . . . . . . . . . . . . . . . . . . .    29

     Financial  Statements . . . . . . . . . . . . . . . . . . . . . . . .   F-1

     Changes In and Disagreements With Accountants on Accounting And Financial
     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

                               PROSPECTUS SUMMARY

DYNAMIC  VENTURES  INC.

     Dynamic Ventures Inc. was incorporated under the laws of the State of Washington on April 10, 2000. Its principal executive offices are located in West Vancouver, British Columbia, Canada. It is a recent start-up company in its early developmental and promotional stages. To date, Dynamic Ventures' only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Dynamic Ventures has not commenced commercial operations and has received no revenues to date. Dynamic Ventures expects that it will need additional capital within six months. Dynamic Ventures has no full time employees and owns no real estate. It is owned and controlled by a single individual, Eric Boehnke, who has no experience in marketing and retail sale of vitamins, or the sale of products over the Internet. Mr. Boehnke will spend approximately 10-15 hours per week on Dynamic Ventures' affairs.


     The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

     Dynamic Ventures has the exclusive right to distribute Vitamineralherb.com products to health and fitness professionals for sale to their customers in Nevada and Utah via the Internet. Dynamic Ventures' goal in becoming a Vitamineralherb.com licensee is to eliminate the need to develop products, store inventory, build and maintain a web-site, establish banking liaisons, and develop a fulfillment system, thereby enabling Dynamic Ventures to focus strictly on marketing and sales. All sales are conducted over the Internet through Vitamineralherb.com's website. Health and fitness professionals may order a variety of products, and may have the products custom-labeled. Products are shipped directly to the client. Dynamic Ventures and Vitamineralherb.com share the profit on product sales.

     Dynamic Ventures is making a public offering at this time to (1) raise money and (2) to become a reporting company and create public market for its stock. Dynamic Ventures expects to use the net proceeds for organizational purposes and to determine the feasability of its Vitamineralherb.com license by conducting market analysis research into the potential target markets for Vitamineralherb.com, including chiropractors, health clubs, and alternative medicine practitioners. The proceeds of this offering will not allow Dynamic Ventures to begin operating or achieve revenues. Dynamic Ventures believes, however, that one of the benefits of this offering is that it will become a fully reporting OTCBB public company, which should permit Dynamic Ventures easier access to private sources of capital with less of a liquidity discount than private companies may suffer.

NAME,  ADDRESS,  AND  TELEPHONE  NUMBER  OF  REGISTRANT

              Dynamic  Ventures  Inc.
              1820  Fulton  Avenue
              West  Vancouver,  British  Columbia  V7V  1S9  Canada
              (604)  970-0999

THE  OFFERING

-     Price  per  share  Offered:                                      $0.01
-     Common  Stock  Offered  by  Dynamic  Ventures:       4,000,000  shares
-     Common  Stock  Outstanding  Prior  to  Offering:     4,600,000  shares
-     Common  Stock  Outstanding  After  Offering*:        8,600,000  shares
*Assumes  sale  of  all  shares  offered

                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Dynamic Ventures. Investing in Dynamic Ventures' common stock involves a high degree of risk. Any of the following risks could adversely affect Dynamic
Ventures' business, financial condition and results of operations and could result in a complete loss of your investment.

     Dynamic Ventures Has Incurred Losses Since Its Inception April 10, 2000 and Expects Losses to Continue For the Foreseeable Future

     Dynamic Ventures is in the extreme early stages of development and could fail before implementing its business plan. It is a "start up" venture that will incur net losses for the foreseeable future. Dynamic Ventures has only recently acquired its principal asset. Dynamic Ventures will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a new company that has been in existence for only a few months and that has no history of earnings or profit. There is no assurance that it will operate profitably in the future or provide a return on investment in the future. If it is unable to turn a profit, stockholders could lose some or all of their investment.

     Dynamic Ventures May Be Unable to Continue As A Going Concern Which Could Result In A Loss For Its Investors

     Dynamic Ventures has generated no revenues to date. It faces an extreme shortage of cash. In its Independent Auditor's Report, Dynamic Ventures' accountants state that Dynamic Ventures' failure to generate revenues and conduct operations since its inception raise substantial doubt about its ability to continue as a going concern. Dynamic Ventures will require substantial working capital, possibly as much as $260,000 during its first operational quarter, and currently has inadequate capital to fund its business. Dynamic
Ventures may be unable to raise the funds necessary for implementing its business plan, which could severely limit its operations and cause its stock to be worthless.

     Dynamic  Ventures  Has No  Operating  History  and  Financial  Results  Are
     Uncertain

     Dynamic Ventures is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of Dynamic Ventures' limited operating history, it is difficult to accurately forecast its potential revenue. In order to become profitable, Dynamic Ventures must:

  -  execute  on  its  business  model;
  -  create  brand  recognition;
  -  manage  growth  in  its  operations;
  -  create  a  customer  base  cost-effectively;
  -  retain  customers;
  -  access  additional  capital  when  required;  and
  -  attract  and  retain  key  personnel.

     Dynamic Ventures cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. If it fails successfully to meet these challenges, Dynamic Ventures will likely never become profitable.

     Dynamic Ventures Will Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

     Dynamic Ventures' ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Dynamic Ventures has not investigated the availability, source or terms that might govern the acquisition of additional financing. Dynamic Ventures may raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock will dilute existing stockholders. Dynamic Ventures may issue securities with rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Dynamic Ventures. If not available, Dynamic Ventures' operations would be severely limited, and it would be unable to implement its business plan.

     Purchasers Must Rely on Mr. Boehnke's Abilities For All Decisions As He Will Control the Majority of the Stock After the Offering. Dynamic Ventures Has No Employment Agreement With Mr. Boehnke and He Spends Only Part-time On Its Business. His Leaving May Adversely Effect Dynamic Ventures' Ability To Operate

     Mr. Boehnke is serving as Dynamic Ventures' sole officer and director. Mr. Boehnke currently spends approximately 10-15 hours per week on Dynamic Ventures' affairs. Dynamic Ventures will be heavily dependent upon Mr. Boehnke's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Dynamic Ventures does not have an employment agreement with Mr. Boehnke and as a result, there is no assurance that he will continue to manage its affairs in the future. Nor has Dynamic Ventures obtained a key man life insurance policy on Mr. Boehnke. Dynamic Ventures could lose the services of Mr. Boehnke, or Mr. Boehnke could decide to join a competitor or otherwise compete directly or indirectly with Dynamic Ventures, which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Boehnke would be difficult to replace.

     Mr. Boehnke Has No Experience in Dynamic Ventures' Line of Business and May Make Poor Business Decisions Which May Adversely Effect Its Business

     Mr. Boehnke has no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. Mr. Boehnke is not a doctor, nutritionist, or health professional by trade. As a result, Dynamic Ventures will likely need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, Dynamic Ventures may overestimate the marketability of the Vitamineralherb.com products and may underestimate the costs and difficulties associated with selling and distributing of the products. Any such unanticipated costs or difficulties could prevent Dynamic Ventures from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

     Changes or Interruptions to Dynamic Ventures' Arrangements with Its Supplier Will Have an Adverse Effect on Its Ability to Operate

     If Dynamic Ventures' licensor defaults under its agreement with its supplier, Dynamic Ventures could lose access to its manufacturing source, and Dynamic Ventures' distribution rights would become meaningless. The Vitamineralherb.com license is Dynamic Ventures' only asset. If the license lost all value, Dynamic Ventures would likely become valueless. Similarly, any dispute between the supplier and licensor could prevent Dynamic Ventures from selling or delivering product to its customers. Any termination or impairment of Dynamic Ventures' license rights and access to products could prevent Dynamic Ventures from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

     Dynamic Ventures May Not Achieve the Customer Base Necessary to Become or Remain Profitable

     Dynamic Ventures' future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Consumers may not choose to do business over the Internet in sufficient number to establish the customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online vitamins market may not develop. Dynamic Ventures may therefore be unable to successfully market and sell its product, in which case it would not become profitable.

     Dynamic Ventures Must Rely On Its Licensor to Provide Critical Services. Failure of the Licensor to Supply a Service Will Hamper Dynamic Ventures' Ability to Do Business

     As part of its license, Dynamic Ventures' licensor has agreed to provide and maintain (1) a website through which orders are placed and (2) a payment system for receipt of payments from customers and disbursement of funds to Dynamic Ventures and its supplier. If the licensor fails to provide these services, Dynamic Ventures may be unable to conduct its business. If Dynamic Ventures unable to conduct its business, it will lose customers and revenues. Dynamic Ventures' future success will depend, in part, on the licensor's use of leading technologies to provide seamless access to and services through its website. The licensor's network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, instabilities in the Internet, interconnecting networks and various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to Dynamic Ventures. The licensor is obligated to maintain a website with current product prices and in a manner that ensures secure Internet financial transactions. If the licensor does not maintain an up-to-date, effective website, Dynamic Ventures will not be effective in its online sales.

     Dynamic Ventures Relies On Third Parties to Supply Telecommunications Services And Any Interruption of These Services May Have An Adverse Effect On Its Ability to Operate

     Dynamic Ventures will rely on its licensor's providers such as the local telephone companies and other companies to provide data-communications via local telecommunications lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or eliminated if the licensor experiences disruptions or capacity constraints in its telecommunications services. Dynamic Ventures or its licensor may be unable to replace these services on a timely basis or at all. If customer sales are disrupted, Dynamic Ventures will lose customers and profitability.

     Government Regulation of the Internet Could Adversely Affect Dynamic Ventures' Profitability

     Existing or future legislation could limit growth in use of the Internet, which would curtail Dynamic Ventures' revenue growth. Any new regulation of Internet commerce could damage Dynamic Ventures' business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Regulation could prove to be burdensome, and impose significant additional costs on Dynamic Ventures' business or subject it to additional liabilities. Regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit Dynamic Ventures' activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which would have a material adverse effect on Dynamic Ventures' business, results of operations, and financial condition.

     New  Taxation  Could  Adversely  Affect  Dynamic  Ventures'  Profitability

     The United States or other local or foreign jurisdictions may seek to impose sales tax collection obligations on Dynamic Ventures for its sales over the Internet. If one or more states or any foreign country successfully asserts that Dynamic Ventures should collect sales or other taxes on the sale of its products, it could also prevent Dynamic Ventures' business from growing or expose it to unanticipated liabilities. Taxation of Internet use, or other charges imposed by government agencies or by private organizations for accessing the Internet, may also be imposed. Customers may not be willing to pay the higher prices necessitated by a tax, or may choose to purchase products from a company that is not subject to the tax. Any taxation could cause loss of customers and a decrease in Dynamic Ventures' profitability.

     Government Regulation of Products Could Adversely Affect Viability of Dietary Supplements

     Extensive U.S. federal, state and local government regulations may restrict the way Dynamic Ventures sells its products, resulting in restrictions on the products and content Dynamic Ventures offers its customers and significant additional expenses. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of Dynamic Ventures' products are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration, which regulates Dynamic Ventures' products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. Dynamic Ventures' products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Advertising and other forms of promotion and methods of marketing of Dynamic Ventures' products are subject to regulation by the U.S. Federal Trade Commission, which regulates these activities under the Federal Trade Commission Act. The manufacture, labeling and advertising of Dynamic Ventures' products are also regulated by various state and local agencies as well as those of each foreign country to which it distributes its products.

     Dynamic Ventures cannot be certain that its attempts, or those of its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of Dynamic Ventures' products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against Dynamic Ventures, it would likely cause an immediate decrease in its revenues, cause it to incur significant additional expenses and result in a decrease in its stock price. Dynamic Ventures' efforts to comply with existing laws and regulations may be costly, may force it to change its selling strategy and may not be successful. Dynamic Ventures cannot promise that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business model.

     Dynamic Ventures May Be Subject to Product Liability Suits Which Would Adversely Effect Its Financial Condition

     Dynamic Ventures may be subject to product liability claims if any of the products it sells results in injury. Dynamic Ventures may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. Dynamic Ventures relies on third party manufacturers for its products and product disclosures. Dynamic Ventures has no product liability insurance coverage. Although its licensor warrants the products and provides indemnification to Dynamic Ventures for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that Dynamic Ventures does not have adequate indemnification, product liability claims could be costly and divert management's attention from business.

     Unfavorable  Publicity  May  Curtail  the  Market for Dynamic Ventures'
     Products

     The dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Dynamic Ventures is highly dependent upon consumers' perceptions of the safety and quality of its products as well as dietary supplements distributed by other companies. Any negative publicity asserting that these products may be harmful or questioning their efficacy could have a material adverse effect on Dynamic Ventures' business, regardless of whether these reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for these products. Because of Dynamic Ventures' dependence on consumers' perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of its products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on Dynamic Ventures' sales and therefore its profitability.

     Dynamic Ventures Will Compete With Other Vitamin Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable

     The electronic commerce industry is new, rapidly evolving and intensely competitive, and Dynamic Ventures expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. Dynamic Ventures competes with a variety of other companies, including traditional vitamin retailers, the online retail initiatives of several traditional retailers and other Vitamineralherb.com licensees. Many of Dynamic Ventures' potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Dynamic Ventures has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Dynamic Ventures does. Increased competition may result in reduced operating margins and loss of market share.

     Acquisition of or Combination with Another Company Could Dilute Stockholder Value

     Because Dynamic Ventures may not be successful in developing a viable market for the Vitamineralherb.com products, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to Dynamic Ventures. In the event of a business combination, the ownership interests of holders of existing shares of Dynamic Ventures' stock will be diluted. Due to its limited financial resources, the only way Dynamic Ventures will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

     Any asset acquisition or business combination would likely include the issuance of a significant amount of Dynamic Ventures' common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Dynamic Ventures' stockholders may not have an opportunity to vote on whether to approve it. For example, Dynamic Ventures' board of directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Dynamic Ventures' officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

     Acquisition of or Combination with Another Company Could Be Difficult To Integrate and Disrupt Business

     Any acquisition of or business combination with another company could disrupt Dynamic Ventures' ongoing business, distract management and employees and increase its expenses. If Dynamic Ventures acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Dynamic Ventures. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit Dynamic Ventures' profitability and decrease the value of its stock. In addition, Dynamic Ventures' liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity which Dynamic Ventures may eventually acquire.

     Dynamic Ventures May Enter In To New Line of Business Which Investors Could Not Evaluate

     In the event of a business combination, acquisition, or change in shareholder control, Dynamic Ventures may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. Dynamic Ventures may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Dynamic Ventures' common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Dynamic Ventures' management. New management may decide not to continue to implement Dynamic Ventures' current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Dynamic Ventures.

     Dynamic Ventures' Common Stock Has No Prior Market, And Prices May Decline After the Offering

     There is no public market for Dynamic Ventures' common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Dynamic Ventures' common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Dynamic Ventures' common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Dynamic Ventures' securities. Owing to the low price of the securities, many brokerage firms will not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Dynamic Ventures' common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Dynamic Ventures stock.

     Investors May Face Significant Restrictions on the Resale of Dynamic Ventures Stock Due to State Blue Sky Laws

     Because Dynamic Ventures' securities have not been registered for resale under the blue sky laws of any state, the holders of shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Dynamic Ventures' securities. Each state has its own securities laws, often called "blue sky laws," which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Dynamic Ventures does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Dynamic Ventures' stock.

     Accordingly, investors should consider the secondary market for Dynamic Ventures' securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

     Investors May Face Significant Restrictions on the Resale of Dynamic Ventures Stock Due To Federal Penny Stock Regulations

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Dynamic Ventures' securities constitute "penny stock" within the meaning of the rules, the rules would apply to Dynamic Ventures and its securities. The rules may further affect the ability of owners of Dynamic Ventures' shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 USE OF PROCEEDS

     The net proceeds to Dynamic Ventures from the sale of the 4,000,000 shares of common stock offered by Dynamic Ventures hereby at an assumed initial public offering price of $.01 per share are estimated to be $40,000. Dynamic Ventures expects to use the net proceeds as follows:

                       PURPOSE               50% SUBSCRIPTION*         100%
                                                                  SUBSCRIPTION**
     Organizational Purposes                 $            1,000  $         1,000
     Offering Expenses                       $           13,975  $        13,975
     Feasibility of License/Market Research  $            5,025  $        13,500
     Operational Expenses                    $                0  $        11,525

  *Assumes  sale  of  50%  of  the  stock  being  offered
**Assumes  sale  of  100%  of  the  stock  being  offered

     Dynamic Ventures continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Dynamic Ventures may use a portion of the proceeds for these purposes. Dynamic Ventures is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

     Dynamic Ventures has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, Dynamic Ventures' management will have significant flexibility in applying the net proceeds of the offering.

                         DETERMINATION OF OFFERING PRICE

     Dynamic Ventures arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Dynamic Ventures. It bears no relationship to the book value, assets or earnings of Dynamic Ventures or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

PLAN  OF  DISTRIBUTION

     Dynamic Ventures will sell a maximum of 4,000,000 shares of its common stock to the public on a "best efforts" basis. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. Dynamic Ventures has not committed to keep the registration statement effective for any set period of time. The gross proceeds to Dynamic Ventures will be $40,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Dynamic Ventures, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of Dynamic Ventures' common stock. Dynamic Ventures intends to apply to have its shares traded on the OTC bulletin board under the symbol "DVEN" upon approval of its registration statement of which this prospectus is a part.

     Dynamic Ventures will offer and sell its common stock through its sole officer and director, Eric Boehnke, under the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act. All sales will be made in compliance with the securities laws of local jurisdictions.

     Funds received in this offering will not be placed in escrow or in a trust account, and will be immediately available for Dynamic Ventures' use. There is no minimum number of shares that must be sold to complete this offering. The costs of this offering will be paid from the proceeds.

LEGAL  PROCEEDINGS

     Dynamic Ventures is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Dynamic Ventures or its property contemplated by any governmental authority.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

     The following table sets forth the name, age and position of each director and executive officer of Dynamic Ventures:

         NAME        AGE     POSITION
  ----------------  ------  --------------------------------------------------
   Eric  Boehnke     35      President,  Secretary,  Treasurer,  Director
  ----------------  ------  --------------------------------------------------

     In April 2000, Mr. Boehnke was elected as the sole officer and director of Dynamic Ventures, of which he is the sole stockholder. He will serve until the first annual meeting of Dynamic Ventures' shareholders and his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.

     Mr. Boehnke is the president and a director of Big Sky Management Ltd., a private company principally involved with providing corporate finance and administrative management services to private and public companies. He has held these offices since 1997. Projects for Big Sky Management include Pacific Mountain Brewing for which he brokered a private placement in 1998 to finance building of a specialty malt facility in the province of Alberta; City Light Brewing Company, for which he raised $1.4 million US through a merchant bank in 1999, and in 2000 researched, developed and positioned key people in regards to the building of a new brewpub in the International Village complex; and Wineshares International Ltd., for which he arranged $500,000 US in 1999, a large portion of which was in the form of a bridge loan. Since May 2000, he has also served as president and director of Vendin One Capital Corp., a company incorporated in the Yukon Territories that is registering its securities on the Canadian Venture exchange.


     Since April, 2000, Mr. Boehnke has also served as the sole director and officer of K-2 Logistics.com Inc., a reporting company under the Securities Exchange Act of 1934. K-2 Logistics is a blank check company: its business plan is to merge with or acquire a business entity in exchange for its securities.

     From February, 2000 through April 20, 2000, Mr. Boehnke served as the president and a director of Hiking Adventures Inc., an OTC bulletin board company under the symbol "HKAD", now known as IQROM Communications Inc. ("IQCO"). During his tenure as president, Mr. Boehnke oversaw the acquisition by Hiking Adventures of IQROM Communications Inc., a high tech company focusing on the production of multi-media CD-Roms. Hiking Adventures and IQROM merged in a transaction known as a reverse takeover. In a reverse takeover, the shareholders of an acquired company generally end up owning all or most of the resulting combined company, and the resulting company is engaged in a business different from that of the company which ceases to exist. IQROM is engaged in a different business than Hiking Adventures, and Hiking Adventures has ceased to exist. During Mr. Boehnke's tenure, Hiking Adventures lacked any material operations or revenues. As part of the acquisition, IQROM arranged for a private placement of US$12,000,000 to help the company expand its existing operations in Europe and into the North American market. Mr. Boehnke's duties included review of the private placement documents and share issuances for compliance with applicability laws and regulations.

     From March 2000 through June 2000, Mr. Boehnke served as president and director of Anthem Recording West now Udate.com Ltd, an OTCBB company that trades under the symbol "UDAT". Anthem and Udate.com also merged in a reverse takeover. Udate.com is engaged in a different business than Anthem, and Anthem has ceased to exist. During Mr. Boehnke's tenure, Anthem lacked any material operations or revenues. From 1996 through 1999, Mr. Boehnke was the owner and operator of Mescalero, a popular Vancouver restaurant. His responsibilities included managing a staff of 25-35 people, developing capital budgets for expansion, new marketing plans, formulating systems to control costs and structuring a core management team to oversee the business. Over a period of three years, the business developed a catering company that worked hand in hand with the business and increased sales from $1.1 million per annum to $1.4 million per annum. From 1992 through 1994, Mr. Boehnke was employed by AMF Capital Corp., a venture capital company whose mandate was to raise funds for public trading companies on various exchanges. Mr. Boehnke's responsibilities included selecting projects for the company, acting as liaison between the executives and potential investors, as well as working with the market makers.


     There are no plans, arrangements, or understandings pending for Dynamic Ventures to acquire any or to be acquired by any company. Dynamic Ventures has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of June 15, 2000, Dynamic Ventures' outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Dynamic Ventures to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

NAME                               SHARES OWNED     PERCENTAGE OF SHARES OWNED
---------------------------------  ------------     --------------------------

Eric  Boehnke,                        4,600,000                100%
President,  Secretary,
Treasurer  and  Director
1820  Fulton  Avenue
West Vancouver, BC V7V 1S9 Canada
---------------------------------  ------------     --------------------------
ALL EXECUTIVE OFFICERS &              4,600,000                100%
DIRECTORS AS A GROUP (1 Individual)
------------------------------------------------------------------------------


                            DESCRIPTION OF SECURITIES

     The following description of Dynamic Ventures' capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Dynamic Ventures' articles of incorporation and bylaws, and by the applicable provisions of Washington law.

     The authorized capital stock of Dynamic Ventures consists of 120,000,000 shares: 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Dynamic Ventures' common stock. The holders of shares of common stock of Dynamic Ventures do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Dynamic Ventures' directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Dynamic Ventures, holders are entitled to receive, ratably, the net assets of Dynamic Ventures available to shareholders after payment of all creditors.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Dynamic Ventures' common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Neither Elliott Tulk Pryce Anderson nor Ogden Murphy Wallace, PLLC was employed on a contingent basis in connection with the registration or offering of Dynamic Ventures' common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Dynamic Ventures' articles of incorporation provide that it will indemnify its officers and directors to the full extent permitted by Washington state law. Dynamic Ventures' bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Dynamic Ventures or is or was serving at the request of Dynamic Ventures as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Dynamic Ventures pursuant to the forgoing provisions or otherwise, Dynamic Ventures has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

     General

     Dynamic Ventures was incorporated under the laws of the State of Washington on April 10, 2000, and is in its early developmental and promotional stages. To date, Dynamic Ventures' only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Dynamic Ventures has not commenced commercial operations. Dynamic Ventures has no full time employees and owns no real estate.

     Acquisition  of  The  License

     On April 10, 2000, Dynamic Ventures' sole shareholder, Eric Boehnke, in return for 4,600,00 shares of Dynamic Ventures' common stock, transferred to Dynamic Ventures his rights under that certain License Agreement with Vitamineralherb.com. The License Agreement grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in Nevada and Utah via the Internet. Mr. Boehnke acquired the license under the terms of a settlement agreement by and between Mr. Boehnke, K-2 Logistics.com Inc., a company in which he is the sole shareholder, officer and director, and Mortenson & Associates, an affiliate of Vitamineralherb.com. Mortenson & Associates had granted K-2 Logistics.com a license to distribute and produce an oxygen enriched water product, called "Biocatalyst," for remediation of sewage and waste water in septic tanks and waste water treatment facilities. Mortenson & Associates acquired its right to sublicense Biocatalyst to K-2 Logisitics.com from NW Technologies Inc. As a result of a legal dispute between Mortenson & Associates' principal and NW Technologies, Mortenson & Associates was unable to fulfill its obligations to K-2 Logistics.com under the license. Under the terms of the settlement agreement, Vitamineralherb.com, an affiliate of Mortenson & Associates, granted to Mr. Boehnke the license to distribute Vitamineralherb.com products in part for his agreement not to pursue his individual claims against Mortenson & Associates.

     The  License

     Dynamic Ventures has a three year license to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license grants Dynamic Ventures an exclusive license for the States of Nevada and Utah. The license will be automatically renewed unless Dynamic Ventures or Vitamineralherb.com gives the other notice of its intent not to renew.

     As a licensee of Vitamineralherb.com, Dynamic Ventures eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling Dynamic Ventures to focus strictly on marketing and sales. Dynamic Ventures plans to target health and fitness professionals in Nevada and Utah who wish to offer health and fitness products to their customers.

     Dynamic Ventures (and its customers) will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturer's price, plus a mark up which Dynamic Ventures and Vitamineralherb.com share equally. Three different labeling options are available to customers: First, products may be ordered with the manufacturer's standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording "Distributed by." This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

     When a fitness or health professional becomes a client, Dynamic Ventures' salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

     The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.com's Internet clearing bank. The Vitamineralherb webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to the supplier. Vitamineralherb.com will then forward the money due Dynamic Ventures via electronic funds transfer. Vitamineralherb's software will track all sales through the customer's identification number, and at month end, e-mail to Dynamic Ventures and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in Nevada and Utah will automatically be assigned to Dynamic Ventures, whether or not originated by Dynamic Ventures' marketing efforts.

     Vitamineralherb.com warrants that the products are fit for the purpose for which produced (except for custom formulated products, which Vitamineralherb.com warrants will be manufactured in accordance with Dynamic Ventures' specifications) and comply with all applicable laws; that all labels correctly and accurately describe the product and comply with all applicable laws; and that all suppliers' manufacturing facilities comply with all applicable laws. Vitamineralherb.com has agreed under the license to indemnify, hold harmless and defend Dynamic Ventures' and its related parties from and against any loss, claim, and expense incurred as a consequence of breach of the product warranties.

     Vitamineralherb.com has granted distribution rights to 25 other entities for territories in 32 states and 6 Canadian provinces. Dynamic Ventures has no plans to acquire the rights to distribute Vitamineralherb.com products in other territories.

Background  on  the  Manufacturer  and  Distributor

     Vitamineralherb.com entered into a Manufacturing Agreement, dated June 9, 2000, with Ives Formulation Co., of San Diego, California. Ives Formulation is a wholly-owned subsidiary of Ives Health Company, Inc., a public company traded on the Bulletin Board under the symbol "IVEH". Ives Formulation has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products for customers, and to supply privately labeled products for Dynamic Ventures' customers at a minimal added cost. Vitamineralherb.com has just begun developing its vitamin marketing and distributorship business.

     Vitamineralherb.com currently offers over 60 products through its website, through its current supplier, Ives Formulation. Vitamineralherb.com plans to add other suppliers in the future.

     Implementation  of  Business  Plan:  Milestones

     Dynamic Ventures' business plan is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. Should Dynamic Ventures determine that its business plan is feasible, it intends to employ salespeople to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet. Dynamic Ventures will achieve implementation of its business plan by meeting the following milestones:

- MILESTONE 1 - MARKET SURVEY. In order to determine the feasibility of its business plan, Dynamic Ventures must conduct research into the various potential target markets. The market analysis research will likely consist of a telephone survey to 100-200 potential clients, focusing on three or four of the core target markets, such as chiropractors, health clubs, and alternative medicine practitioners. The survey would likely contain questions which would determine the marketing approach and acceptability of specific products. Dynamic Ventures has engaged DealBuzz.com, a firm which specializes in market research for Internet-related companies, to perform the market research. Dealbuzz will compile information regarding 200 potential clients in Utah and Nevada, and compile statistics as to the feasibility of exploitation of the license. The market research should be completed in November 2000. The cost of the market research is anticipated to be approximately $2,000, $1,500 of which Dynamic Ventures has paid.

- MILESTONE 2: - HIRE SALESPEOPLE. Should Dynamic Ventures determine that the exploitation of the license is feasible, it will then have to engage salespeople to market the products. Dynamic Ventures expects that it may hire two salespeople during its first year of operation. The hiring process would include running advertisements in the local newspaper and conducting interviews. It is anticipated that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $20,000.

- MILESTONE 3: ESTABLISH AN OFFICE. Dynamic Ventures would then have to establish an office or offices for the sales force in the appropriate market or markets. This would include an office, equipment such as computers and telephones, and sample inventory for the salespeople. It is anticipated that it may take eight to twelve weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, equipment and inventory samples is estimated to be $45,000 per year.

- MILESTONE 4: DEVELOPMENT OF ADVERTISING CAMPAIGN. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials. It is anticipated that it would take approximately six to ten weeks to develop the advertising campaign, although, depending on the availability of resources, Dynamic Ventures will attempt to develop its advertising campaign concurrently with establishing an office. The cost of developing the campaign is estimated at approximately $12,000 per year.

- MILESTONE 5: IMPLEMENTATION OF ADVERTISING CAMPAIGN/SALES CALLS. Implementation of the advertising campaign would begin with mailing the sales materials to the identified list of prospects. Approximately two to four weeks thereafter, the salespeople would begin telephone follow ups and scheduling of sales calls. Although it will be necessary to make sales calls throughout the life of the company, it is estimated that the first round of sales calls will take approximately eight to twelve weeks to complete. The cost of salary and expenses for two salespeople is estimated at $248,000 per year.

- MILESTONE 6: ACHIEVE REVENUES. It is difficult to quantify how long it will take to convert a sales call into actual sales and revenues. Dynamic Ventures will not begin receiving orders until its sales force is able to convince potential clients to begin offering such products to their customers, or to convert from an existing supplier. Dynamic Ventures hopes that clients would begin placing orders within for weeks of a sales call, but it may take several months before people begin to purchase products. Moreover, customers may not be willing to pay for products at the time they order, and may insist on buying on account, which delay receipt of revenues another month or two. Assuming Dynamic Ventures has received all necessary approvals to begin raising funds by October 1, 2000, and assuming an offering period of approximately one month, in a best case scenario Dynamic Ventures may receive its first revenues as early as April 1, 2001. However, a more realistic estimate of first revenues would be November 1, 2001 or later.

     As discussed more fully in the Management's Discussion and Analysis - Liquidity and Capital Resources section, the expenses of implementing Dynamic Ventures' business plan will likely exceed the funds raised by this offering, and Dynamic Ventures will have to obtain additional financing through an offering or through capital contributions by current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Dynamic Ventures or at all.

     Industry  Background

     Growth of the Internet and electronic commerce.  The Internet has become an
     ----------------------------------------------
increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately
275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were involved by the Internet. IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Dynamic Ventures believes that this dramatic growth presents significant opportunities for online retailers.

     The vitamin, supplement, mineral and alternative health product market.  In
     ----------------------------------------------------------------------
recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Dynamic Ventures believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

Competition

     The electronic commerce industry is new, rapidly evolving and intensely competitive, and Dynamic Ventures expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

     Dynamic Ventures' competitors can be divided into several groups including:

     - traditional vitamins, supplements, minerals and alternative health products retailers;

     -    the  online  retail  initiatives  of  several  traditional   vitamins,
          supplements, minerals and alternative health products retailers;

     - online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products; independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

     - mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

     - direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Many of Dynamic Ventures' potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Dynamic Ventures has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Dynamic Ventures does. Increased competition may result in reduced operating margins and loss of market share.

     Dynamic Ventures believes that the principal competitive factors in its market are:

     -   ability  to  attract  and  retain  customers;
     -   breadth  of  product  selection;
     -   product  pricing;
     -   ability  to  customize  products  and  labeling;
     -   quality  and  responsiveness  of  customer  service.

Dynamic  Ventures  believes  that  it  can  compete  favorably on these factors.
However, Dynamic Ventures will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Dynamic Ventures' online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

     Dynamic Ventures believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

     - Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

     - Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

     - Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

As a result of the foregoing limitations, Dynamic Ventures believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

     Dynamic Ventures hopes to attract and retain consumers through the following key attributes of its business:

     -    Broad  Expandable  Product   Assortment.   Dynamic  Ventures'  product
          selection is substantially larger than that offered by store-based retailers.

     - Low Product Prices. Product prices can be kept low due to volume purchases through Dynamic Ventures' affiliation with Vitamineralherb.com and other licensees. Product prices will also be lower due to Dynamic Ventures' lack of need of inventory and warehouse space. All products are shipped from International Formulation and Manufacturing's inventory.

     - Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

     - Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

     Regulatory  Environment

     The manufacturing, processing, formulating, packaging, labeling and advertising of the products Dynamic Ventures sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

     The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or "adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

     Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

     The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

     The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that "statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Dynamic Ventures' site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Dynamic Ventures' suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Dynamic Ventures' marketing of products and could cause us to incur significant additional expenses.

     In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Dynamic Ventures cannot assure you that all pieces of "third party literature" that may be disseminated in connection with the products Dynamic Ventures offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.com's website or the modification of Dynamic Ventures' selling methods, interfering with Dynamic

Ventures continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

     In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

     Dynamic Ventures cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, Dynamic Ventures cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Dynamic Ventures cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Dynamic Ventures' business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

     Regulation  of  the  Internet

     In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Dynamic Ventures' sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Dynamic Ventures' opportunity to derive financial benefit from such activities.

     Employees

     Dynamic Ventures is a development stage company and currently has no employees. Dynamic Ventures is currently managed by Eric Boehnke, its sole officer and director. Dynamic Ventures looks to Mr. Boehnke for his entrepreneurial skills and talents. For a complete discussion of Mr. Boehnke's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Dynamic Ventures may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Dynamic

Ventures, which would dilute the ownership interest of holders of existing shares of its common stock.

     Available Information and Reports to Securities Holders

     Dynamic Ventures has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Dynamic Ventures and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Dynamic Ventures files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Dynamic Ventures' filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this offering, Dynamic Ventures will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Dynamic Ventures' financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

     Plan of Operation

     During the period from April 10, 2000 through May 31, 2000, Dynamic Ventures has engaged in no significant operations other than organizational activities, acquisition of the rights to market Vitamineralherb and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Dynamic Ventures during this period.

     For the current fiscal year, Dynamic Ventures anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Dynamic Ventures anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Dynamic Ventures' business plan is to determine the feasibility of marketing the Vitamineralherb products in various markets, and, if the products prove to be in demand, begin marketing and selling Vitamineralherb products.

     Liquidity and Capital Resources

     Dynamic Ventures remains in the development stage and, since inception, has experienced no significant change in liquidity or captial resources or shareholders' equity. Consequently, Dynamic Venture's balance sheet as of May 31, 2000, reflects total assets of $22,687, in the form of a license and capitalized organizational costs. Organizational expenses of $11,000 were paid for by the sole shareholder and expensed to operations.

     On August 7, 2000, Dynamic Ventures issued a note payable in exchange for $10,000 cash. The note payable is secured by all corporate property, bears interest at 10% and is due on August 7, 2001. The note was issued to Allied Growth Inc, a company which is not affiliated with Dynamic Ventures or its principals. The proceeds are being used to cover the cash requirements on the day-to-day operating expenses of Dynamic Ventures.

     As discussed in "Description of Business - Implementation of Business Plan, Dynamic Ventures' business plan" is to determine the feasibility of selling Vitamineralherb.com products to targeted markets. In order to determine the feasibility of its business plan, Dynamic Ventures plans, during the next six to twelve months, to conduct research into these various potential target markets. Should Dynamic Ventures determine that the exploitation of the license is feasible, it will engage salespeople to market the products. Based primarily on discussions with the licensor, Dynamic Ventures believes that during its first operational quarter, it will need a capital infusion of approximately $55,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, hiring and paying two salespeople, and administrative expenses. In addition, Dynamic Ventures will need approximately $260,000 in the event it determines that its market will not pay in advance and it will have to extend credit. These expenses will exceed the funds raised by this offering, and Dynamic Ventures will have to obtain additional financing through an offering or capital contributions by current shareholders.

     Dynamic Ventures is conducting this offering, in part, because it believes that an early registration of its equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Dynamic Ventures believes it will be in a better position, either to conduct a future public offering of its securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its shares will help minimize the liquidity discounts Dynamic Ventures may otherwise have to take in a future private placement of its equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. Dynamic Ventures believes that the cost of registering its securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but Dynamic Ventures' management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

     In addition, Dynamic, Ventures may engage in a combination with another business. Dynamic Ventures has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination. Dynamic Ventures will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Dynamic Ventures or at all. Dynamic Ventures has no commitments for capital expenditures.

     In its Independent Auditor's Report, Dynamic Ventures' accountants state that Dynamic Ventures' failure to generate revenues and conduct operations since its inception raise substantial doubt about Dynamic Ventures' ability to continue as a going concern. Dynamic Ventures will require substantial working capital, and currently has inadequate capital to fund its business. Dynamic
Ventures may be unable to raise the funds necessary for implementing its business plan, which could severely limit its operations and cause its stock to be worthless.

                             DESCRIPTION OF PROPERTY

     Dynamic Ventures currently maintains an office space, occupied by Eric Boehnke, at 1820 Fulton Avenue, West Vancouver, British Columbia V7V 1S9, Canada for which it pays no rent. Dynamic Ventures also rents a shared office space at 114 Magnolia St., Suite 400-127, Bellingham, Washington 98225. The office is a six month lease beginning July 1, 2000, at a monthly rental of $150, which includes telephone, fax line, and conference room. Dynamic Ventures' Canadian phone number is (604) 970-0999, and its Washington phone number is (360) 392-3950. Dynamic Ventures does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Dynamic Ventures, and no owner of five percent or more of Dynamic Ventures' outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Dynamic Ventures' securities. Dynamic Ventures has no common equity subject to outstanding purchase options or warrants. Dynamic Ventures has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Dynamic Ventures has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Dynamic Ventures.

     As of June 15, 2000, there were 4,600,000 shares of common stock outstanding, held by 1 shareholder of record.

     To date Dynamic Ventures has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Dynamic Ventures' future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

     Dynamic Ventures currently pays its president, Eric Boehnke, $1,500 per month for his management services. Although there is no current plan in existence, it is possible that Dynamic Ventures will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Dynamic Ventures' business plan. Dynamic Ventures has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. The director currently does not receive any cash compensation from Dynamic Ventures for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                              FINANCIAL STATEMENTS
Dynamic  Ventures  Inc.
(A  Development  Stage  Company)


                                                    Index

Independent  Auditor's  Report                       F-1

Balance  Sheet                                       F-2

Statement  of  Operations                            F-3

Statement  of  Cash  Flows                           F-4

Statement  of  Stockholders'  Equity                 F-5

Notes  to  the  Financial  Statements                F-6

                           Independent Auditor's Report
                           ----------------------------


To  the  Board  of  Directors
Dynamic  Ventures  Inc.
(A  Development  Stage  Company)


We have audited the accompanying balance sheet of Dynamic Ventures Inc. (A Development Stage Company) as of May 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from April 10, 2000 (Date of Inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Dynamic Ventures Inc. (A Development Stage Company), as of May 31, 2000, and the results of its operations and its cash flows for the period from April 10, 2000 (Date of Inception) to May 31, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


     /s/  Elliott  Tulk  Pryce  Anderson


                                                           CHARTERED ACCOUNTANTS
Vancouver,  Canada
June  27,  2000

Dynamic  Ventures  Inc.
(A Development Stage Company)
Balance  Sheet
(expressed in U.S. dollars)



                                                                            September 30,
                                                                                2000
                                                                                  $

                                          Assets
Current Asset
     Cash                                                                       4,805
License (Notes 3 and 5)                                                        20,625
                                                                             ---------

                                                                               25,430
                                                                             =========


                                       Liabilities

Current Liability
     Note payable (Note 4)                                                     10,000
                                                                             ---------

                                  Stockholders' Equity

Stockholders' Equity
Common Stock, 100,000,000 common shares authorized with a par
     value of $.0001; 4,600,000 common shares issued and outstanding              460
Additional Paid in Capital                                                     45,540
                                                                             ---------

                                                                               46,000

Preferred Stock, 20,000,000 preferred shares authorized with a
     par value of $.0001; none issued                                               -
                                                                             ---------

Deficit Accumulated During the Development Stage                              (30,570)
                                                                             ---------


                                                                               15,430
                                                                             ---------

                                                                               25,430
                                                                             ---------


Contingent Liability (Note 1)
Commitment (Note 3)
Subsequent Event (Note 6)


                                       F-2

                      (The accompanying notes are an integral
                          part of the financial statements)

Dynamic  Ventures  Inc.
(A  Development  Stage  Company)
Statement  of  Operations
(expressed  in  U.S.  dollars)



                                               From April 10, 2000
                                               (Date of Inception)
                                              to September 30, 2000
                                                        $

Revenue                                                     -
                                                    ----------

Expenses
    Amortization of license                             4,125
    Bank charges                                          226
    Consulting (Note 4)                                 4,500
    Office and telephone                                  469
    Organizational expenses and offering costs         11,000
                                                    ----------

Net Loss                                              (20,320)
                                                    ==========


Net Loss Per Share - Basic                              (.004)
                                                    ==========


Weighted Average Shares Outstanding                 4,600,000
                                                    ==========


                                       F-3

                      (The accompanying notes are an integral
                          part of the financial statements)

Dynamic  Ventures  Inc.
(A  Development  Stage  Company)
Statement  of  Cash  Flows
(expressed  in  U.S.  dollars)



                                                          From April 10, 2000
                                                          (Date of Inception)
                                                         to September 30, 2000
                                                                   $

Cash Flows to Operating Activities
    Net loss                                                           (20,320)
                                                                      ---------

    Non-cash items
        Amortization of license                                          4,125
        Organizational expenses and offering costs                      11,000
                                                                      ---------

                                                                        15,125
                                                                      ---------

Net Cash Used by Operating Activities                                   (5,195)
                                                                      ---------

Cash Flows from Financing Activities
    Note payable                                                        10,000
                                                                      ---------

Net Cash Provided by Financing Activities                               10,000
                                                                      ---------

Change in cash                                                           4,805
Cash - beginning of period                                                   -
                                                                      ---------

Cash - end of period                                                     4,805
                                                                      =========

Non-Cash Financing Activities
    A total of 3,500,000 shares were issued to a director
    at a fair market value of $0.01 per share for the
    acquisition of a License (Note 3)                                   35,000


    Less dividend deemed paid (Note 4)                                 (10,250)
    A total of 1,100,000 shares were issued to a director
    for organizational expenses and offering costs at a
    fair market value of $0.01 per share                                11,000
                                                                      ---------

                                                                        35,750
                                                                      =========

Supplemental Disclosures
    Interest paid                                                            -
    Income tax paid                                                          -


                                       F-4

                      (The accompanying notes are an integral
                          part of the financial statements)

Dynamic  Ventures  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders'  Equity
From  April 10, 2000 (Date of Inception) to May 31, 2000
(expressed  in  U.S.  dollars)

                                                                                                  Deficit
                                                                                                Accumulated
                                                                           Additional           During the
                                                     Common Stock           Paid-in             Development
                                                  Shares       Amount       Capital      Total     Stage
                                                    #             $            $           $         $
Balance - April 10, 2000 (Date of Inception).             -            -             -        -         -

Stock issued for a license at a fair market
    value of $0.01 per share. . . . . . . . .     3,500,000          350        34,650   35,000         -

  Stock issued for organizational expenses and
    offering costs at a fair market value
    of $0.01 per share. . . . . . . . . . . .     1,100,000          110        10,890   11,000         -

  Dividend deemed paid (Note 4) . . . . . . .             -            -             -        -   (10,250)

  Net loss for the period . . . . . . . . . .             -            -             -        -   (13,063)
                                                  ---------          ---        ------   ------   --------

Balance - May 31, 2000. . . . . . . . . . . .     4,600,000          460        45,540   46,000   (23,313)
                                                  =========          ===        ======   ======   ========


                                       F-5

                      (The accompanying notes are an integral
                          part of the financial statements)

Dynamic  Ventures  Inc.
(A  Development  Stage  Company)
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)



1.   Development  Stage  Company

     Dynamic Ventures Inc. herein (the "Company") was incorporated in the State of Washington, U.S.A. on April 10, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the States of Nevada and Utah. The grantor of the license offers these products for sale through their Web Site. The Company is in the development stage.

     In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.


2.   Summary  of  Significant  Accounting  Policies

     (a)     Year  end

             The Company's fiscal year end is December 31.

     (b)     License

             The cost to acquire a license is capitalized as incurred. These costs are being amortized on a straight-line basis over the next twelve months, commencing May 1, 2000.

     (c)     Cash  and  Cash  Equivalents

             The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (d)     Revenue  Recognition

             The Company recognizes revenue on a net profit basis after the grantor of its license receives 50% of the profits.
             Revenue will be recorded when the grantor of the license has received cleared funds, made and paid for the order with the supplies of the product, and net profit is determined by the grantor.

     (e)     Use  of  Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.


                                       F-6

                      (The accompanying notes are an integral
                          part of the financial statements)

3.   License

     The Company's only asset is a license to market vitamins, minerals, nutritional supplements and other health and fitness products in the States of Nevada and Utah, through the Grantor's Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers. The license was acquired on April 10, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantor's Web Site commencing on the anniversary date. The Grantor of the license retains 50% of the profits. See Note 5 for consideration paid to a related party for the assignment of this license.

                                                                          $
License
Cost                                                                   24,750
Less accumulated amortization                                           4,125
                                                                     --------

                                                                       20,625
                                                                     ========

4.   Note  Payable

     The note payable is secured by all corporate property, bears interest at 10% and is due on August 7, 2001.

5.   Related  Party  Transactions

     The License referred to in Note 3 was assigned to the Company by the sole director and President of the Company for consideration of 3,500,000 shares having a fair market value of $35,000. The Company has estimated the cost of the license to its President at $24,750. The estimate is based on an allocation of the President's cash outlay of $33,000 for common stock of K-2 Logistics.com Inc., by virtue of which the President obtained the license as well as his continued ownership of K-2 Logistics.com Inc. The fair market value of $35,000, based on recent comparable transactions, was allocated at a par value of $350 and additional paid in capital of $34,650. The excess of fair market value over predecessor cost, being $10,250, is treated as a dividend. The Grantor of the License is not related to the Company. The Company issued 1,100,000 shares having a fair market value of $0.01 each to the President of the Company for organizational expenses and offering costs in the amount of $11,000.


                                       F-7

                      (The accompanying notes are an integral
                          part of the financial statements)

PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
-------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Dynamic Ventures' Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Washington law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Dynamic Ventures or a fiduciary of an employee benefit plan, or is or was serving at the request of Dynamic Ventures as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify Dynamic Ventures' directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Dynamic Ventures. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The bylaws of Dynamic Ventures, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Dynamic Ventures, absent a finding of negligence or misconduct in office. Dynamic Ventures'
Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Dynamic Ventures has the power to indemnify such person against liability for any of those acts.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the expenses of this offering. The amounts set forth are estimates except for the SEC registration fee:

     SEC  registration  fee                                      $     10
     Printing  and  engraving  expenses                               -0-
     Attorneys'  fees  and  expenses                               11,000
     Accountants'  fees  and  expenses                              1,500
     Transfer  agent's  and  registrar's  fees  and  expenses         500
     Miscellaneous                                                    965

     Total                                                       $ 13,975
               The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of Dynamic Ventures' securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     On April 10, 2000, Dynamic Ventures issued 4,600,000 shares of common stock to Eric Boehnke in compensation for the license of Vitamineralherb.com rights and organizational expenses. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Boehnke's status as the founder and initial management of Dynamic Ventures, and his status as an accredited investor, and the limited number of investors (one).

                                    EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:


     EXHIBIT
     NUMBER    DESCRIPTION
     ------    ------------

       3.1*    Articles  of  Incorporation
       3.2*    Bylaws
       4.1*    Specimen  Stock  Certificate
       4.2*    Stock  Subscription  Agreement
       4.3*    Promissory Note
       5.1*    Opinion  re:  legality
      10.1*    License  Agreement
      10.2*    Assignment  of  License  Agreement
      23.1     Consent  of  Independent  Auditors
      23.2*    Consent  of  Counsel  (see  Exhibit  5.1)
      27.1*    Financial  Data  Schedule


* Previously filed.

                                  UNDERTAKINGS

     The  Registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, British Columbia, Canada, on December 22, 2000.

DYNAMIC  VENTURES  INC.



By:  /s/  Eric Boehnke, President
    ---------------------------------
          Eric Boehnke, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


December 22,  2000                           /s/  Eric  Boehnke
---------------------                        -------------------------------
Date                                         Eric  Boehnke
                                             President